Exhibit 10.1

                   EXECUTIVE OFFICER'S BONUS PROGRAM (2005)
                                 GENE C. KNOLL

           SCORE                                            0          1                   2     Actual
                                                                                             Performance  Score
                                                                       RANGE
                                                          Below  Low  Mid-Point  High  Above
1. Net Income (in Millions of $'s)

2. Non-interest Income (in Millions of $'s)

3. Loan Growth (in Millions of $'s)

4. Core Deposit Growth (in Millions of $'s)
(Deposits plus Repos minus SWIBS)

5. Regulatory Safety & Soundness Exam Score

6. Net Charge Offs (as compared to Peer Group)

7. Loan Delinquency Ratio (as compared to Peer Group)
(as a % of Total Loans)

8. MWFS Market Share Price (% of Book Value)
(Book 12/31/04 $21.23)
12/31/04 1.62; Market $34.50 per share

9. Evaluation of Personal Performance Objectives

10. Evaluation of Attainment of Company Strategic Objectives


                                                                         TOTAL:

2005 QUALIFYING FACTOR: If consolidated net income before bonus expenses does not meet or exceed $_________, the model will be invalid and the payout will be $0.

                 SCORING SYSTEM FOR EXECUTIVE BONUS PROGRAM
# OF POINTS         9       10     11     12     13   14    15 or more
Gene C. Knoll     5.0%      10%    15%    20%    25%  30%      35%

                   EXECUTIVE OFFICER'S BONUS PROGRAM (2004)
                                 GENE C. KNOLL


           SCORE                                            0          1           2      Actual
                                                                                        Performance   Score
                                                                        RANGE
                                                    Below  Low   Mid-Point  High Above
1. Net Income (in Millions of $'s)

2. Non-interest Income (in Millions of $'s)

3. Loan Growth (in Millions of $'s)

4. Core Deposit Growth (in Millions of $'s)
(Deposits plus Repos)

5. Regulatory Safety & Soundness Exam Score

6. Net Charge Offs (as compared to Peer Group)

7. Earning Assets as a percentage of total Assets
(Compared to Peer Group)

8. Loan Delinquency Ratio (as compared to Peer
Group) (as a % of Total Loans)

9. MWFS Market Share Price (% of Book Value)
(Book 12/31/03 $20.03)

10. Evaluation of Strategic Objectives
a) Personal Performance Objectives
b) Attainment Company Strategic Objectives

                                                                         TOTAL:

<CAPTION
             SCORING SYSTEM FOR EXECUTIVE BONUS PROGRAM
# OF POINTS      9       10     11     12     13   14   15 or more
Gene C. Knoll  5.0%      10%    15%    20%    25%  30%     35%